EXHIBIT 99.1

Global Geophysical Services Announces 3rd Quarter Earnings

HOUSTON, Nov. 8, 2011 (GLOBE NEWSWIRE) -- Global Geophysical Services, Inc. (NYSE:GGS) today announced financial results for its third quarter ended September 30, 2011.

Third Quarter Highlights

  Revenues for the third quarter were $110.1 million, compared with $60.5 million for the corresponding period of 2010. Proprietary Services revenues were $60.1 million and Multi-client revenues were $50.0 million for the third quarter.
  Multi-client late sales revenues were $16.5 million during the third quarter of 2011 and were $34.1 million on a year-to date basis. Late sale revenues for the full year 2010 were $16.4 million.
  Operating Income for the third quarter of 2011 was $10.8 million compared to an operating loss of ($3.8) million in the third quarter of 2010.
  The Company reported earnings per share of $0.02 for the third quarter of 2011 compared to a loss of ($0.52) per share for the corresponding period of 2010.
  Backlog as of September 30, 2011 was approximately $239 million, of which $ 111 million is for Proprietary Services and $128 million is for Multi-client Services. Backlog as of September 30, 2010 was $225 million. Approximately 85% of the backlog as of September 30, 2011 is expected to be recognized as revenues prior to March 31, 2012.
  During the third quarter, Multi-client revenues exceeded Multi-client cash investment by $7.3 million.
  The Company received its federal permit to commence geophysical recording operations in the Gulf of Mexico. Accordingly, previously idle Marine assets are expected to commence operations in the area during the fourth quarter of 2011.

Richard Degner, President and CEO, commented:

"The company achieved a number of notable milestones during the third quarter including a record $110 million of overall revenue and strong library late sale revenues. Through the third quarter of 2011, library late sales revenues are more than double full year 2010 levels.

Third quarter operating margins of 9.8% were tempered by ramp-up issues on programs in our Proprietary Services activities. Although these issues are largely transitory, we expect the attendant cost factors to have some impact on Proprietary Services margins in the fourth quarter.

Underpinning the third quarter performance is a robust demand environment in which overall bidding and contracting activity continues to increase. Bid activity year-to-date 2011 is approximately 50% above that of full year 2010. At the company's present backlog level and expected duration, our 170,000 channels of recording assets and nearly 6,000 square miles of data library are well positioned to take advantage of the strong fundamentals in the sector as we head into 2012."

Third Quarter Results

The following table sets forth our consolidated revenues for the three months ending September 30, 2011 and for the corresponding period in 2010.

	Three Month Period Ended
	September 30,
Revenues by Service	(unaudited)
	2011		2010
	Amount	%	Amount	%
Proprietary Services	$ 60.1	55%	$ 18.3	30%
Multi-client Services	50.0	45%	42.2	70%
Total	$ 110.1	100%	$ 60.5	100%

	Three Month Period Ended
	September 30,
Revenues by Area	(unaudited)
	2011		2010
	Amount	%	Amount	%
United States	$ 56.8	52%	$ 43.5	72%
International	53.3	48%	17.0	28%
Total	$ 110.1	100%	$ 60.5	100%

We recorded revenues of $110.1 million for the three months ended September 30, 2011 compared to $60.5 million for the same period ended in 2010, an increase of $49.6 million, or 82%.

We recorded revenues from Proprietary Services of $60.1 million for the three months ended September 30, 2011 compared to $18.3 million for the same period in 2010, an increase of $41.8 million. Latin America represented $40.7 million of that revenue, an increase of $28.2 million from the corresponding period in 2010. This growth was driven by additional program activity in Colombia and Brazil.

Multi-client Services generated revenues of $50.0 million for the three months ended September 30, 2011 compared to $42.2 million for the same period of 2010, an increase of $7.8 million, or 18%. The $50.0 million in Multi-client Services revenues included $16.5 million of late sale revenues and $32.5 million of pre-commitment revenues. This compared to $0.9 million in late sale revenues and $36.0 million of pre-commitment revenues during the same period of 2010. Table 1 provides selected data regarding our Multi-client Services Library activities.

Operating margin for the quarter ending September 30, 2011 was 9.8%, compared to an operating loss in the same period during 2010.

Included within operating expenses is Multi-client Services amortization of $29.5 million, representing a 59% effective amortization rate. Gross depreciation expense for the quarter was $11.2 million, of which $4.2 million was capitalized in connection with our Multi-client Services Library investments resulting in net depreciation expense of $7.0 million. Table 2 provides a reconciliation of Net Income to EBITDA (as non-GAAP measure).

Nine Months Ending September 30, 2011 Results

The following table sets forth our consolidated revenues for the nine months ended September 30, 2011 and for the corresponding period in 2010.

	Nine Month Period Ended
	September 30,
Revenues by Service	(unaudited)
	2011		2010
	Amount	%	Amount	%
Proprietary Services	$ 145.7	54%	$ 79.4	49%
Multi-client Services	126.6	46%	81.8	51%
Total	$ 272.3	100%	$ 161.2	100%

	Nine Month Period Ended
	September 30,
Revenues by Area	(unaudited)
	2011		2010
	Amount	%	Amount	%
United States	$ 140.9	52%	$ 89.3	55%
International	131.4	48%	71.9	45%
Total	$ 272.3	100%	$ 161.2	100%

We recorded revenues of $272.3 million for the nine months ended September 30, 2011 compared to $161.2 million for the same period ended in 2010, an increase of $111.1 million, or 69%.

We recorded revenues from Proprietary Services of $145.7 million for the nine months ended September 30, 2011 compared to $79.4 million for the same period ended in 2010, an increase of $66.3 million, or 84%. Latin America represented $108.5 million of that revenue, an increase of $69.2 million from the corresponding period in 2010. This growth was driven by additional program activity in Colombia and Brazil.

Multi-client Services generated revenues of $126.6 million for the nine months ended September 30, 2011 compared to $81.8 million for the same period of 2010, an increase of $44.8 million, or 55%. The $126.6 million in Multi-client Services revenues included $34.1 million of late sale revenues and $90.5 million of pre-commitment revenues. This compared to $5.7 million in late sale revenues and $70.5 million of pre-commitment revenues during the same period of 2010. Table 1 provides selected data regarding our Multi-client Services Library activities.

Operating margins for the nine months ended September 30, 2011 was 10.9%, compared to an operating loss in the same period during 2010.

Included within operating expenses is Multi-client Services amortization of $81.3 million, representing a 64% effective amortization rate. Gross depreciation expense for the nine months ended September 30, 2011 was $35.1 million, of which $13.4 million was capitalized in connection with our Multi-client Services Library investments resulting in net depreciation expense of $21.7 million.

Backlog

Backlog as of September 30, 2011 was approximately $239 million ($128 million Multi-client Services pre-commitments; $111 million Proprietary Services) compared to $225 million as of September 30, 2010. Backlog as of June 30, 2011 was approximately $260 million.

Conference Call and Webcast Information

Global Geophysical has scheduled a conference call for Tuesday, November 8, 2011, at 11:00 a.m. Eastern Time (10:00 a.m Central / 9:00 a.m. Mountain /8:00 a.m. Pacific). Investors and analysts are invited to participate in the call by phone or via the internet webcast at: http://ir.globalgeophysical.com/

Conference Call Information:
Conference Topic: Global Geophysical Services Q3 Earnings Call
Date of Call: 11/8/2011
Time of Call 11:00 a.m. Eastern Time

Participant Operator Assisted Toll-Free Dial-In Number: (877) 312-5527
Participant Operator Assisted International Dial-In Number: (253) 237-1145

The webcast from the call will be available for on-demand replay on our investor relations website at:

http://ir.globalgeophysical.com/results.cfm

About Global Geophysical Services, Inc.

GGS provides an integrated suite of Geoscience solutions to the global oil and gas industry including high-resolution RG-3D Reservoir Grade® seismic data acquisition, Multi-client data library products, micro seismic monitoring, seismic data processing, data analysis, and interpretation services. GGS combines experience, innovation, operational safety, and environmental responsibility with leading edge geophysical technology to facilitate successful E&P execution. GGS' combined product and service offerings provide the ability to Gain InSight™ in the exploration and production of hydrocarbons. GGS is headquartered in Houston, Texas. To learn more about GGS, visit www.GlobalGeophysical.com.

The Global Geophysical Services, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7300

Forward-Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this earnings release that address activities, events or developments that Global Geophysical expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements include but are not limited to statements about business outlook for the year, backlog and bid activity, business strategy, and related financial performance and statements with respect to future events. Such forward-looking statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, industry conditions, market position, future operations, profitability, liquidity, backlog, capital resources and other information currently available to management and believed to be appropriate.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the volatility of oil and natural gas prices, disruptions in the global economy, dependence upon energy industry spending, delays, reductions or cancellations of service contracts, high fixed costs of operations, weather interruptions, inability to obtain land access rights of way, industry competition, limited number of customers, credit risk related to our customers, asset impairments, the availability of capital resources, and operational disruptions. Global Geophysical Services Form 10-K for the year ended December 31, 2010, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Global's business, results of operations, and financial condition. These forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategies and liquidity. Although the Company believes that the expectations reflected in such statements are reasonable, the Company can give no assurance that such expectations will be correct. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified by these cautionary statements and any other cautionary statements that may accompany such forward-looking statements. We assume no obligation to update any such forward-looking statements.

Backlog estimates are based on a number of assumptions and estimates including assumptions related to foreign exchange rates, proportionate performance of contracts and our valuation of assets, such as seismic data, to be received by us as payment under certain agreements. The realization of our backlog estimates are further affected by our performance under term rate contracts, as the early or late completion of a project under term rate contracts will generally result in decreased or increased, as the case may be, revenues derived from these projects. Contracts for services are occasionally modified by mutual consent and may be cancelable by the client under certain circumstances. Consequently, backlog as of any particular date may not be indicative of actual operating results for any future period. More information can be found set forth under "Risk Factors" in our Form 10-K filed with the Securities and Exchange Commission.

Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company believes EBITDA is useful to an investor in evaluating our operating performance because this measure is widely used by investors in the energy industry to measure a company's operating performance without regard to items excluded from the calculation of such term, which can vary substantially from company to company depending upon, among other factors, accounting methods, book value of assets, capital structure and the method by which assets were acquired. The company further believes EBITDA helps investors more meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our capital structure and asset base from the company's operating structure. EBITDA is also used as a supplemental financial measure by the Company's management in presentations to our board of directors, as a basis for strategic planning and forecasting, and as a component for setting incentive compensation.

EBITDA has limitations as an analytical tool and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA as an analytical tool include:

  EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or capital commitments;
  EBITDA does not reflect changes in, or cash requirements necessary to service interest or principal payments on, our debt;
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;
  and other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Month Period Ended		Nine Month Period Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

REVENUES	$ 110,127,691	$ 60,469,517	$ 272,263,468	$ 161,240,902

OPERATING EXPENSES	88,132,332	54,040,413	209,206,662	152,018,068

GROSS PROFIT	21,995,359	6,429,104	63,056,806	9,222,834

SELLING, GENERAL, AND
ADMINISTRATIVE EXPENSES	11,228,816	10,183,285	33,465,236	30,210,560

INCOME (LOSS) FROM OPERATIONS	10,766,543	(3,754,181)	29,591,570	(20,987,726)

OTHER INCOME (EXPENSE)
Interest expense, net	(6,458,479)	(5,626,367)	(18,548,935)	(15,635,670)
Foreign exchange (loss) gain	(1,239,078)	(44,028)	462,245	(210,279)
Loss on extinguishment of debt	--	--	--	(6,035,841)
Other income (expense)	--	(100,229)	(103)	207,589
TOTAL OTHER EXPENSE	(7,697,557)	(5,770,624)	(18,086,793)	(21,674,201)

INCOME (LOSS) BEFORE INCOME TAXES	3,068,986	(9,524,805)	11,504,777	(42,661,927)

INCOME TAX EXPENSE (BENEFIT)	2,424,098	9,120,597	7,379,167	(4,714,609)

INCOME (LOSS) AFTER INCOME TAXES	644,888	(18,645,402)	4,125,610	(37,947,318)

NET LOSS, attributable to noncontrolling interests	(238,523)	--	(132,362)	--

NET INCOME (LOSS), attributable to common shareholders	$ 883,411	$ (18,645,402)	$ 4,257,972	$ (37,947,318)

INCOME (LOSS) PER COMMON SHARE
Basic	$ .02	$ (.52)	$ .12	$ (1.54)
Diluted	$ .02	$ (.52)	$ .12	$ (1.54)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	36,808,407	35,908,480	36,550,802	24,652,434
Diluted	36,808,778	35,908,480	36,552,712	24,652,434

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$ 8,833,909	$ 28,237,302
Restricted cash investments	5,646,240	2,443,857
Accounts receivable, net	107,837,971	69,509,391
Income and other taxes receivable	6,666,278	6,954,864
Prepaid expenses and other current assets	6,289,095	4,842,496
TOTAL CURRENT ASSETS	135,273,493	111,987,910

MULTI-CLIENT LIBRARY, net	223,529,721	145,896,355

PROPERTY AND EQUIPMENT, net	113,057,854	126,963,953

GOODWILL	12,380,964	12,380,964

INTANGIBLE ASSETS, net	10,512,789	7,870,811

OTHER	7,738,121	8,166,507

TOTAL ASSETS	$ 502,492,942	$ 413,266,500

GLOBAL GEOPHYSICAL SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)

	September 30,	December 31,
	2011	2010
	(unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$ 56,491,891	$ 44,058,306
Current portion of long-term debt	7,425,843	3,344,261
Current portion of capital lease obligations	5,755,638	--
Income and other taxes payable	3,256,698	5,601,356
Deferred revenue	47,323,149	47,496,895
Other payables	870,636	--
TOTAL CURRENT LIABILITIES	121,123,855	100,500,818

LONG-TERM DEBT, net of current portion and
unamortized discount	265,703,148	209,418,242

CAPITAL LEASE OBLIGATIONS, net of current portion	3,029,987	--

NONCONTROLLING INTERESTS	1,358,383	1,490,745

OTHER LIABILITIES	750,000	--

TOTAL LIABILITIES	391,965,373	311,409,805

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common Stock, $.01 par value, authorized 100,000,000 shares,
46,603,114 and 45,586,215 issued and 36,958,497 and 36,142,985 outstanding
at September 30, 2011 and December 31, 2010, respectively	466,031	455,862
Additional paid-in capital	244,408,332	239,248,935
Accumulated deficit	(37,887,783)	(42,145,755)
	206,986,580	197,559,042
Less: treasury stock, at cost, 9,644,617 and 9,443,230 shares
at September 30, 2011 and December 31, 2010, respectively	96,459,011	95,702,347
TOTAL STOCKHOLDERS' EQUITY	110,527,569	101,856,695

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 502,492,942	$ 413,266,500

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Month Period Ended
	September 30,
	2011	2010
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss), attributable to common shareholders	$ 4,257,972	$ (37,947,318)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation and amortization expense	117,857,551	97,612,551
Capitalized depreciation for Multi-client library	(13,428,649)	(22,316,593)
Amortization of debt issuance costs	964,974	735,610
Loss on extinguishment of debt	--	6,035,841
Noncontrolling interests	(132,362)	--
Stock-based compensation	3,853,946	2,259,625
Non-cash charitable contribution	154,784	51,595
Non-cash revenue from Multi-client data exchange	(2,015,697)	(5,650,101)
Deferred tax expense (benefit)	660,174	(7,104,131)
Unrealized gain on derivative instrument	--	(331,163)
(Gain) Loss on disposal of property and equipment	(1,469,344)	2,337,778
Effects of changes in operating assets and liabilities:
Accounts receivable, net	(38,328,580)	23,772,544
Prepaid expenses and other current assets	(1,521,599)	9,066,841
Other assets	321,366	759,228
Accounts payable and accrued expenses	7,772,056	11,058,494
Deferred revenue	(108,220)	438,825
Income and other taxes receivable	288,586	148,657
Income and other taxes payable and other payables	(2,236,642)	1,578,358
NET CASH PROVIDED BY OPERATING ACTIVITIES	76,890,316	82,506,641

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(16,838,097)	(8,632,772)
Investment in Multi-client library	(144,554,112)	(117,993,803)
Change in restricted cash investments	(3,202,383)	(1,200,524)
Purchase of business	(1,035,386)	--
Proceeds from the sale of property and equipment	13,093,815	173,369
NET CASH USED IN INVESTING ACTIVITIES	(152,536,163)	(127,653,730)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of discount	11,208,978	194,018,000
Principal payments on long-term debt	(7,327,396)	(169,890,253)
Net proceeds on revolving credit facility	55,000,000	--
Debt issuance costs	--	(5,922,307)
Principal payments on capital lease obligations	(2,591,306)	(2,063,018)
Purchase of treasury stock	(756,664)	(1,250,260)
Issuances of stock, net	708,842	76,434,818
NET CASH PROVIDED BY FINANCING ACTIVITIES	56,242,454	91,326,980

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(19,403,393)	46,179,891

CASH AND CASH EQUIVALENTS, beginning of period	28,237,302	17,026,865

CASH AND CASH EQUIVALENTS, end of period	$ 8,833,909	$ 63,206,756

Table 1: Selected Multi-client Services additional data (UNAUDITED)

	Global Geophysical Services
				YTD
	2008	2009	2010	2011	Q3-2010	Q3-2011
Multi-client Services revenues (period)
Pre-commitments	24,984,669	13,364,567	109,109,353	90,471,013	35,984,610	32,514,032
Late sales	--	2,250,000	16,376,478	34,147,432	853,965	16,515,506
Subtotal	24,984,669	15,614,567	125,485,831	124,618,445	36,838,575	49,029,538
Non-cash data swaps	--	8,880,000	9,381,991	2,015,697	5,306,635	958,222
Total Revenue	24,984,669	24,494,567	134,867,822	126,634,142	42,145,210	49,987,760

Multi-client Services amortization	19,144,526	18,629,279	92,702,427	81,341,344	32,021,587	29,486,159
Average amortization rate (%)	77%	76%	69%	64%	76%	59%

Revenues (cumulative)
Pre-commitments	24,984,669	38,349,236	147,458,589	237,929,602	108,838,919	237,929,602
Late sales	--	2,250,000	18,626,478	52,773,910	7,911,025	52,773,910
Subtotal	24,984,669	40,599,236	166,085,067	290,703,512	116,749,944	290,703,512
Non-cash data swaps	--	8,880,000	18,261,991	20,277,688	14,530,101	20,277,688
Total Revenue	24,984,669	49,479,236	184,347,058	310,981,200	131,280,045	310,981,200

Amortization (cumulative)	19,144,526	37,773,805	130,476,232	211,817,576	92,730,376	211,817,576
Average amortization rate (%)	77%	76%	71%	68%	71%	68%

Multi-client Services investment (period)
Cash	25,169,740	34,352,781	170,755,195	144,554,112	52,554,004	41,774,000
Capitalized depreciation	3,037,442	3,729,363	20,369,366	13,428,649	10,282,418	4,230,471
Non-cash data swaps	--	8,880,000	10,078,700	991,950	9,328,700	--
Total	28,207,182	46,962,144	201,203,261	158,974,711	72,165,122	46,004,471

Investment (cumulative)
Cash	25,169,740	59,522,521	230,277,716	374,831,828	177,679,392	374,831,828
Capitalized depreciation	3,037,442	6,766,805	27,136,171	40,564,820	29,083,398	40,564,820
Non-cash data swaps	--	8,880,000	18,958,700	19,950,650	18,795,632	19,950,650
Total	28,207,182	75,169,326	276,372,587	435,347,298	225,558,422	435,347,298

Cumulative amortization	19,144,526	37,773,805	130,476,232	211,817,576	92,730,376	211,817,576
Multi-client net book value	9,062,656	37,395,521	145,896,355	223,529,721	132,828,047	223,529,721

Mulit-client Services backlog at period end	11,250,000	65,700,000	137,430,000	128,300,000	156,890,000	128,300,000
Multi-client Services deferred balance at period end	3,007,544	37,212,684	41,058,645	40,514,452	46,856,614	40,514,452
Square Miles of Data Library at period end	402	914	3,698	5,957	2,908	5,957

GLOBAL GEOPHYSICAL SERVICES
Table 2: Reconciliation of Net Income to EBIT and EBITDA (a Non-GAAP Measure) UNAUDITED

Table: Calculation of EBIT and EBTIDA (non-GAAP measures) (1)
	Three Month Period Ended				Nine Month Period Ended
	September 30,				September 30,
	2011		2010		2011		2010
	(unaudited)				(unaudited)
	Amount	Per Share (3)	Amount	Per Share (3)	Amount	Per Share (3)	Amount	Per Share (3)
UNAUDITED
Net Income (Loss), attributable to common share holders	$ 883,411	$ .02	$(18,645,402)	$ (.52)	$ 4,257,972	$ .12	$(37,947,318)	$ (1.54)

Net Income, attributable to noncontrolling interests	(238,523)		--		(132,362)		--
Income tax expense (benefit)	2,424,098		9,120,597		7,379,167		(4,714,609)
Interest expense, net	6,458,479		5,626,367		18,548,935		15,635,670
EBIT	$ 9,527,465	$ .26	$ (3,898,438)	$ (.11)	$ 30,053,712	$ .82	$(27,026,257)	$ (1.10)

Add: Multi-client amortization	29,486,159		32,021,587		81,341,344		54,956,571
Add: Net depreciation and other amortization (2)	7,055,707		5,488,476		21,618,215		22,677,165
EBITDA	$ 46,069,331	$ 1.25	$ 33,611,625	$ .94	$ 133,013,271	$ 3.64	$ 50,607,479	$ 2.05

(1) EBIT, EBITDA, EBIT per share and EBITDA per share (as defined in the calculations above) are non GAAP measurements. Management uses EBIT and EBITDA because it believes that such measurements are widely accepted financial indicators used by investors and analyst to analyze and compare companies on the basis of operating performance.
(2) Excludes gain (loss) of sale of assets and includes amortization of intangibles
(3) Calculated using diluted weighted average shares outstanding
CONTACT: Mathew Verghese
         Chief Financial Officer
         ir@globalgeophysical.com
         www.globalgeophysical.com
         Phone: 713-808-1750
         Fax: (713) 972-1008